Exhibit 99.1

Beeline to Host Stakeholder Update Call on Q1 2026 Financial Results

Providence, Rhode Island—(IBN – April 21, 2026) - Beeline Holdings, Inc. (NASDAQ: BLNE), the fast-growing digital mortgage platform redefining the path to homeownership, today announced it will host a stakeholder update call on the results of the first quarter of 2026 on Thursday, May 14, 2026, at 5:00 PM ET.

The call will be hosted by Nick Liuzza, Chief Executive Officer, and Chris Moe, Chief Financial Officer, who will review the company’s performance and provide updates on ongoing initiatives.

Call Details:

●	Listen-only webcast:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=lhQu88bn

●	Toll-Free Dial-In (U.S.): 877-317-6789

●	International Dial-In: 412-317-6789

About Beeline

Beeline Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans-whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. We believe everyone’s an investor seeking greater financial freedom. That’s why we’re leveling the playing field with the fastest, simplest loans ever, helping you reach your financial happy place.

Contact:

ir@makeabeeline.com